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                                                                   Exhibit 10(g)

         EMPLOYMENT AGREEMENT made this 11th day of June, 1996, between Amscan Inc., a New York corporation with offices at 80 Grasslands Road, Elmsford, New York 10523 (the "Employer" or "Company" and James M. Harrison, residing at 16 High Street, East Williston, New York 11596 (the "Employee").

         1.       Employment of the Employee.

                  The Employer employs the Employee to serve as: Chief Financial Officer and to perform such other duties as may be assigned to him from time to time, by the Company.

                  (a) The Employee shall devote his entire working time and attention to the Employer's business. During the term of this agreement, the Employee shall not engage in any other business activity, whether or not it is pursued for gain or profit.

         (b) Company may designate Employee as an officer or director without additional compensation. The Board of Directors may at its will change such designation.

         (c) Employee's responsibilities will be determined by the Company and may include but not be limited to:

                    (i) supervision, administration and management of the day to day financial operations of the Company;

                    (ii)   banking relations and financing as required;

                    (iii)  implementation of investment decisions;

                    (iv) the orderly and efficient maintenance of the Company's business records, meeting legal and tax compliance;

                    (v) measuring and reporting the Company's financial results to the Board, as may be requested;

                    (vi) conducting the financial operations of the Company so as to meet all current operating expenses, provide for debt retirement, purchase of new equipment and the maintenance of the Company's facilities; and

                    (vii) other services as Employer may require, consistent with Employee's position as an executive of the Company.
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         2.       Term of Employment and Effective Date Thereof.

                  (a) The initial term of employment of the Employee hereunder shall start as of January 1, 1997 or earlier upon written mutual consent of the Company and Employee (the "Commencement Date") and shall continue until terminated as provided herein.

                  (b) The Employee's employment hereunder shall terminate upon the occurrence of any of the following events:

                           (i) the mutual agreement of the parties;

                           (ii) the death of the Employee or disability which
shall mean for the purposes of this agreement the mental or physical illness or disability of the Employee which continues for ninety (90) or more consecutive days and which prevents him from performing his obligations hereunder as determined exclusively but in good faith by the Company;

                           (iii) the termination of the Employee's employment by
the Employer, for "Cause" as defined hereinafter.

                           (iv) upon thirty (30) days' prior notice the
unilateral cessation or discontinuance by the Employee of his working for or employment by the Employer;

                           (v) the election by the Employer to terminate the
Employee's employment at any time and for any reason other than the reasons set forth in the preceding sub-paragraphs (i), (ii), (iii) and (iv) subject to the provisions of paragraph 7. hereof.

                  (c) For the purposes of this agreement, "Cause" shall mean:

                           (i) the commission by the Employee of any crime or an intentional act of fraud against the Employer or;

                           (ii) any act of gross negligence or willful misconduct on the part of the Employee with respect to his duties under this agreement or;

                           (iii) any act of willful disobedience on the part of the Employee in violation of specific and reasonable directions of the Board of Directors or;

                           (iv) a failure of any representation or warranty made by Employee pursuant to this agreement to be true when made;

                  (d) Upon termination of the Employee's employment hereunder, the Employee shall have no further rights under this Agreement, except as expressly herein set forth. But such termination shall not preclude the Employer from enforcing any remedies available to it by law in consequence of a breach by the
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Employee of his obligations hereunder, including without limitation the enforcement of any restrictive covenants hereunder.

         3.       Base Compensation.

                  (a) For his services hereunder, the Employer shall pay to the Employee during the term of this agreement, the following base annual salary:
One Hundred and Fifty Thousand ($150,000.00) Dollars. The parties agree that said base compensation may be modified by their mutual consent.

                  (b) Employee's base annual salary shall be payable in regular intervals in accordance with the Company's payroll practices.

                  (c) All compensation shall be subject to such withholding of any federal, state or local taxes as may be required by law with respect to these payments.

                  (d) In the event of the termination of the Employee's employment before the end of a Contract Year (any period equaling twelve (12) months in the aggregate from the Commencement Date), the base yearly salary for the year of termination shall be prorated to the date of termination.

         4.       Bonus.

                  Employee shall receive a bonus of Fifty Thousand ($50,000.00) Dollars due and payable only upon the Employee being employed by Employer at the completion of the initial Contract Year. Payment of said bonus shall be subject to such withholding of any federal, state or local tax as may be required by law with respect to such payment and payment thereof shall be made within thirty
(30) days after the end of the Contract Year.

         5.       Fringe Benefits.

                  As additional consideration for the services of the Employee under this Agreement, the Employer shall provide to the Employee so long as he is employed by the Company, the following fringe benefits if said benefits are generally provided by the Employer to its other executive employees, including: group insurance life, accidental death and dismemberment, hospitalization, major medical and dental, long-term disability, profit-sharing and/or 401(k).

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         6.       Business Expenses.

                  The Employee may incur, for the benefit of the Company and in furtherance of the Company's business, various expenses included but not limited to travel, entertainment and promotion expenses. The Employer, at its option, shall either pay such necessary expenses to the Employee directly, advance sums to be used for payment of such necessary expenses or on submission by the Employee of proper vouchers therefor, reimburse the Employee for such necessary expenses actually incurred by him.

         7.       Termination of Agreement at Employer's Option.

                  A. In the event of termination of the Employee's employment at any time after the Commencement Date, the Employer shall make the following payments to the Employee:

                           (i) The balance of base yearly salary (but not the bonus) payable to the Employee in accordance with paragraph 3. hereof, pro-rated to the date of termination.

                  B. In addition to the foregoing in the event of termination pursuant to paragraph 2.(b)(v), the Employer shall pay to the Employee the following amount: One Hundred and Fifty Thousand ($150,000.00) Dollars payable within thirty (30) days following termination of Employee's employment.

         8.       Special Circumstances.

                  A. If as provided herein in paragraph 2.(a) the parties mutually agree to an early Commencement Date, the Employer hereby reserves the right if C.R. Gibson Co. commences any action or proceeding or threatens to bring any action or proceeding claiming breach of any non-competition covenant by which the Employee may be bound, to suspend this contract and the employment of Employee hereunder with the following effect:

                           (i) During such period of suspension the Employee shall not be entitled to any monies or payments other than those referenced in paragraph 7.A.(i).

                           (ii) During said period of suspension the Employee shall not receive any of the benefits as specified in paragraph 5.

                           (iii) During the period of suspension, all other terms and provisions of this agreement shall remain in full force and effect including the restrictive covenant provisions contained in paragraph 9. hereof; provided that nothing herein contained is

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                           intended to prohibit Employee from being employed as
                           long as said employment is not in conflict with the provisions of paragraph 9.

                  B. If on or before January 31, 1997, any proceeding, action or claim by C.R. Gibson Co. as provided in the preceding paragraph 8.A. shall have been resolved, then Employer agrees to annul the suspension and to restore his employment pursuant to the terms and provisions of this agreement. For the purposes of this agreement, the matter shall be deemed to have been resolved if the claim by C.R. Gibson shall be fully and completely withdrawn or alternatively, if an action or proceeding shall have been commenced, such action and proceeding shall have been fully determined permitting the employment of Employee by the Company without any further right of appeal.

         9.       Restrictive Covenant.

                  In consideration of his special and unique services and his position, which by its nature exposes him to trade secrets, proprietary information and other confidential material related to the Company and with full recognition by the Employee that this restrictive covenant is essential to protect the business of the Company, developed by it at great expense and with great effort, the Employee covenants and agrees as follows with the Employer:

                  (a) Except as herein provided, the Employee covenants and agrees with the Employer that for a period of one (1) year after the termination of his employment hereunder or the suspension of the Employee's employment pursuant to paragraph 8. above without the annulment of such suspension and the restoration of the Employee's employment, the Employee will not, directly or indirectly, as proprietor, partner, shareholder, officer, director, employee or consultant, or in any other capacity for his own benefit or for or with any other person or entity, engage in or perform services in any business or activity involved in or related to the business in which the Employer or any of its Affiliates, (as defined in sub-paragraph (b) of this paragraph) are now engaged or may hereafter become engaged, in any trading area in which the Employer or any of its Affiliates may be engaged in business or trade; provided however that the ownership by the Employee of less than 5% of the issued and outstanding capital stock of a publicly traded corporation shall not be deemed to be in violation of this provision.

                  (b) The parties acknowledge that the Employer is associated with other companies either as an owner, shareholder, co-venturer or otherwise, which are engaged in businesses similar to or related to the business of the Employer. These businesses and any other businesses with which the Employer may hereafter become associated which will conduct business similar to or related


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to the business of the Employer are referred to for the purposes of this paragraph 9. and the restrictive covenant herein as Affiliates of the Employer.

                  (c) The Employee further covenants that he will not, at any time outside the scope of his responsibilities as an Employee, without the prior written consent of the Employer furnish or disclose to any person who is not then an officer, employee or agent of the Employer, (i) any trade secret of the Employer or of any Affiliate, or (ii) any documents, records, plans, models, customer lists or other tangible property of the Employer or any Affiliate, regardless of its form, which may come into his possession, custody or control in consequence of his employment.

                  (d) In addition to a right to accounting by the Employer and/or damages and/or any other relief to which the Employer may be entitled as a result of the Employee's breach of the provisions of this paragraph, the Employer or the Affiliates will be entitled to injunctive relief restraining any such breach or threatened breach, or the continuation of such breach, by the Employee, provided however, that if a court of competent jurisdiction shall determine that this covenant shall be enforceable only if limited to a shorter period of time or to a smaller geographical area than is herein expressly provided, or otherwise limited, then and in such event, this covenant shall be deemed to be limited to the extent so determined to be enforceable, in the same manner and to the same extent as if such limits were expressly provided herein.

                  (e) The rights hereunder by the Employer against the Employee may be assigned by the Employer and may be enforced by any successors or assigns of the Employer or any Affiliate as herein defined.

         10.      Warranties.

                  Employee warrants and represents that upon the Commencement Date of this agreement:

                           (i) Other than his employment contract with C. R. Gibson Co., there is no agreement written or oral with any person or entity which shall affect in any way Employee's right or authority to enter into this agreement;

                           (ii) He is not in breach of any provision of the aforementioned employment agreement with C. R. Gibson Co. including but not limited to any noncompetition or restrictive covenant contained therein;

                           (iii) He does not know of any intention on the part

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                           of any Company or person to commence any action or
                           proceeding against him to restrict his employment by the Company as herein provided nor has any such action or proceeding been threatened.


         11.      Notices.

                  Any notice hereunder shall be sufficient if sent by Certified Mail, Return Receipt Requested, to the party to be notified at his or its address set forth below or at such other address as the party to be notified may have otherwise designated, by notice in writing, with copies to their respective attorneys as set forth below:

         TO AMSCAN OR ANY OF             AMSCAN, INC.
         ITS AFFILIATES AT:              80 GRASSLANDS ROAD
                                         ELMSFORD, N.Y. 10523

         WITH A COPY TO:                 KURZMAN & EISENBERG, LLP
                                         SAM EISENBERG, ESQ.
                                         ONE NORTH BROADWAY
                                         WHITE PLAINS, N.Y. 10601

         TO EMPLOYEE:                    JAMES M. HARRISON
                                         16 HIGH STREET
                                         EAST WILLISTON, N.Y. 11596


         12.      Amendments.

                  No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         13.      Governing Law.

                  This Agreement shall be governed in all respects by the laws of the State of New York.

         14.      Assignment.

                  This contract and the rights hereunder may be assigned by the Company subject to its obligations hereunder.

         15.      Paragraph Headings.

                  The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            AMSCAN INC. (Employer)


                                            By:/s/JOHN SVENNINGSEN
                                                 ---------------------------
                                                 John Svenningsen
                                                 President


                                                 /s/JAMES M. HARRISON
                                                 ---------------------------
                                                 James M. Harrison
                                                 (Employee)



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